UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
(Name of Registrant as Specified In Its Charter)

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CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

The Annual Meeting of Shareholders of Central Illinois Public Service Company will be held at The Saint Louis Art Museum, Forest Park, One Fine Arts Drive, St. Louis, Missouri, on Tuesday, May 2, 2006, at 9:00 A.M., for the purposes of

(1)	electing seven Directors of the Company for terms ending at the 2007 annual meeting of shareholders; and

(2)	acting on other proper business presented to the meeting.

The Board of Directors of the Company presently knows of no other business to come before the meeting.

If you owned shares of the Company’s capital stock at the close of business on March 6, 2006, you are entitled to vote at the meeting and at any adjournment thereof. Persons will be admitted to the meeting upon verification of their shareholdings in the Company. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 6, 2006, the record date for voting. Please note that cameras and other recording devices will not be allowed in the meeting.

THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.

By order of the Board of Directors.

STEVEN R. SULLIVAN

Secretary

St. Louis, Missouri

March 15, 2006

i

INFORMATION STATEMENT OF CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

(First sent or given to shareholders on or about March 15, 2006)

Principal Executive Offices:

607 East Adams Street

Springfield, IL 62739

INFORMATION ABOUT THE ANNUAL SHAREHOLDERS MEETING

This information statement is furnished in connection with the Annual Meeting of Shareholders of Central Illinois Public Service Company, doing business as AmerenCIPS (the “Company” or “CIPS”), to be held on Tuesday, May 2, 2006 (“Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at The Saint Louis Art Museum, Forest Park, One Fine Arts Drive, St. Louis, Missouri at 9:00 A.M. Central Time.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company, Union Electric Company, doing business as AmerenUE (“UE”), CILCORP Inc. (“CILCORP”), Illinois Power Company, doing business as AmerenIP (“IP”), Ameren Services Company (“Ameren Services”), Ameren Energy Resources Company (“AER”), and Ameren Energy, Inc. (“AE”) are the principal first tier subsidiaries of Ameren Corporation (“Ameren”), a holding company. CILCORP is the parent company of Central Illinois Light Company, doing business as AmerenCILCO (“CILCO”). AER is the parent company of Ameren Energy Generating Company (“AEG”).

Ameren has common equity securities listed on the New York Stock Exchange (“NYSE”) and holds either directly or indirectly more than 50 percent of the voting power of CIPS, UE, Ameren Services, AER, AE, AEG, CILCORP, CILCO and IP. CIPS has no securities listed on the NYSE.

The Annual Report to the Securities and Exchange Commission (the “SEC”) on Form 10-K of the Company for the year ended December 31, 2005 (“2005 Form 10-K”), is being sent, along with the Notice of Annual Meeting and this information statement, to all shareholders of record at the close of business on March 6, 2006, which is the record date for the determination of shareholders entitled to vote at the meeting. Note that the 2005 Form 10-K is a combined report for Ameren, UE, CIPS, AEG, CILCORP, CILCO and IP, which comprise all Ameren companies registered under the Securities Exchange Act of 1934, as amended.

As information, CIPS’ Annual Meeting will be held in conjunction with the Ameren, UE, CILCO and IP annual meetings.

VOTING

Only shareholders of record of the Company’s Common Stock and Preferred Stock at the close of business on the Record Date, March 6, 2006, are entitled to vote at the Annual Meeting. The voting securities of the Company on such date consisted of 25,452,373 shares of Common Stock, all of which were owned by Ameren, and 500,000 shares of Cumulative Preferred Stock of various series. As provided in the Company’s By-Laws, in order to conduct the meeting, holders of more than one-half of the outstanding shares entitled to vote must be present in person or represented by proxy so that there is a quorum. The Company’s Common Stock and Preferred Stock vote together as a single class on the election of directors. Each shareholder is entitled to one vote for each share of stock of the

Company held (whether Common or Preferred), on each matter submitted to a vote at the Annual Meeting, except that in the election of directors, each shareholder is entitled to vote cumulatively and therefore may give one nominee votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or those votes may be distributed among any two or more nominees.

In determining whether a quorum is present at the Annual Meeting, shares registered in the name of a broker or other nominee which are voted on any matter and shares of any shareholder abstaining or withholding votes on any matter, will be included. In the election of directors by cumulative voting at the Annual Meeting, the seven nominees receiving the most affirmative votes for election will be elected. For any other matters at the Annual Meeting, the affirmative vote of a majority of the votes of the shares represented at the meeting and entitled to vote on the matter shall be an act of the shareholders. In tabulating the number of votes cast, abstentions are included as shares represented at the meeting and entitled to vote and therefore have the effect of a vote cast against a matter. Non-votes by banks and brokers and withheld votes are not included in the tabulation as shares represented at the meeting and entitled to vote and therefore have no effect on the vote on a matter. Shareholder votes are certified by independent inspectors of election.

The Company has been informed that Ameren intends to cast the votes of all of the outstanding shares of Common Stock of the Company for the election of the nominees for directors named in Item (1). Accordingly, this matter is expected to be approved. Therefore, the Board of Directors considered it unnecessary to solicit proxies for the Annual Meeting. However, if you wish to vote your shares of Preferred Stock, you may do so by attending the Annual Meeting in person and casting your vote by a ballot which will be provided for that purpose.

OTHER ANNUAL MEETING MATTERS

How You Can Review the List of Shareholders

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Annual Meeting, at the Office of the Secretary of the Company and at the Company’s registered office at 700 Jersey Street, Quincy, Illinois.

Webcast of the Annual Meeting

The Annual Meeting will also be webcast on May 2, 2006. You are invited to visit http://www.ameren.com at 9:00 A.M. on May 2, 2006, to hear the webcast of the Annual Meeting. On the home page, you will click on “Live Webcast Annual Meeting May 2, 2006, 9:00 A.M. CT,” then the appropriate audio link. The webcast will remain on Ameren’s website for one year. You cannot record your vote on this webcast.

How You Can Contact Us About Annual Meeting Matters

You may reach us:

-	by mail addressed to:

Office of the Secretary

Central Illinois Public Service Company

P.O. Box 66149, Mail Code 1370

St. Louis, MO 63166-6149

-	by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502).

ITEMS YOU MAY VOTE ON

Item (1): Election of Directors

Seven directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the event that any nominee for election as director should become unavailable to serve, votes will be cast for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and approved by the Board of Directors. The Nominating and Corporate Governance Committee which, as described below, performs its committee functions for CIPS’ Board. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The seven nominees for director who receive the most votes will be elected.

The Company’s Board of Directors is currently comprised of seven directors, each of whom is an executive officer of the Company or its affiliates. As discussed below, the Audit Committee, as well as the Nominating and Corporate Governance Committee and Human Resources Committee of Ameren’s Board of Directors, perform committee functions for CIPS’ Board.

Information Concerning Nominees to the Board of Directors

The nominees for the Board of Directors of the Company are listed below, along with their age as of December 31, 2005, tenure as director and business background for at least the last five years. Each nominee has consented to being nominated for director and has agreed to serve if elected. No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. All of the nominees are currently directors and all have been elected by the Company’s shareholders at prior annual meetings. There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. See “Corporate Governance – Certain Relationships and Related Transactions” below for certain reportable family relationships with non-executive officers. All of the nominees for election to the Board were unanimously recommended by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and were unanimously nominated by the Company’s Board of Directors. The Company has been informed that Ameren intends to cast the votes of all of the outstanding shares of Common Stock of the Company for the election of the nominees named below.

WARNER L. BAXTER

Executive Vice President and Chief Financial Officer of the Company, Ameren, UE, AEG, Ameren Services, CILCORP, CILCO and IP. Mr. Baxter joined UE in 1995 as Assistant Controller. He was promoted to Controller of UE in 1996 and was elected Vice President and Controller of Ameren, UE and Ameren Services in 1998. He was elected Vice President and Controller of CIPS in 1999 and of AEG in 2000. Mr. Baxter was elected Senior Vice President of the Company, Ameren, UE, Ameren Services and AEG in 2001 and at CILCORP and CILCO in 2003. In October 2003, he was elected to his present position at the Company, Ameren, UE, Ameren Services, AEG, CILCORP and CILCO and at IP in September 2004. Director of the Company since 1999. Other directorships: UE (since 1999); AEG (since 2001); CILCORP (since 2003); CILCO (since 2003); IP (since 2004). Age: 44.

SCOTT A. CISEL

President and Chief Operating Officer of the Company, CILCO and IP and Vice President of UE. Mr. Cisel joined CILCO in 1975 and advanced through various management positions in sales and customer service. Mr. Cisel was elected CILCO’s Vice President of Sales and Marketing, and Federal

and State Governmental and Regulatory Activities in 1995. He became leader of CILCO’s Sales and Marketing Business Unit in 1999 and was named Senior Vice President and leader of CILCO’s Sales and Marketing Business Unit in 2001. He was elected Vice President and Chief Operating Officer of CILCO upon Ameren’s acquisition of CILCO in 2003. Mr. Cisel was elected to his present positions at the Company, CILCO and IP in 2004. Director of the Company since 2004. Other directorships: CILCO (since 1998); IP (since 2004). Age: 52.

DANIEL F. COLE

Senior Vice President of the Company, UE, CILCO, Ameren Services, CILCORP and IP. Mr. Cole was employed by UE in 1976 as an engineer. He was named UE’s Manager – Resource Planning in 1996 and General Manager – Corporate Planning in 1997. In 1998, he was elected Vice President, Corporate Planning of Ameren Services. Mr. Cole was elected to his present position at UE and Ameren Services in 1999, at CIPS in 2001, at CILCO and CILCORP in 2003 and at IP in September 2004. He was elected President of AEG in 2001 and relinquished that position in 2003. Director of the Company since 2003. Other directorships: CILCO (since 2003); CILCORP (since 2003); IP (since 2004); UE (since 2005). Age: 52.

GARY L. RAINWATER

Chairman and Chief Executive Officer of the Company, CILCO and IP and Chairman, Chief Executive Officer and President of Ameren, CILCORP, UE and Ameren Services. Mr. Rainwater began his career with UE in 1979 as an engineer and has held various positions with UE and other Ameren subsidiaries during his employment. In December 1997, he became Chief Executive Officer and President of CIPS. He was elected Chief Operating Officer and President of Ameren, UE and Ameren Services in 2001 and was elected Chief Executive Officer and President of CILCORP and CILCO in 2003. Effective January 1, 2004, Mr. Rainwater was elected to serve as Chairman and Chief Executive Officer of Ameren, UE and Ameren Services in addition to his position as President. He was also elected at that time Chairman of CILCORP and CILCO in addition to his position as Chief Executive Officer and President. In September 2004, upon Ameren’s acquisition of IP, Mr. Rainwater was elected Chairman, Chief Executive Officer and President of IP. He currently holds the positions of Chairman and Chief Executive Officer of the Company, CILCO and IP after relinquishing his position as President in October 2004. Director of the Company since 1997. Other directorships: UE (since 1998); CILCORP (since 2003); CILCO (since 2003); Ameren (since 2003); IP (since 2004). Age: 59.

STEVEN R. SULLIVAN

Senior Vice President, General Counsel and Secretary of the Company, Ameren, UE, AER, AEG, AE, Ameren Services, CILCORP, CILCO and IP. Mr. Sullivan was elected Vice President, General Counsel and Secretary of the Company, Ameren and UE in 1998 and at AEG in 2000. In January 2003, he was elected Vice President, General Counsel and Secretary of CILCORP and CILCO. He was elected to his present positions at the Company and its affiliates in October 2003. He was elected Senior Vice President, General Counsel and Secretary of IP in September 2004. Director of the Company since 2004. Other directorships: UE (since 2004); CILCORP (since 2004); CILCO (since 2004); AEG (since 2004); IP (since 2004). Age: 45.

THOMAS R. VOSS

Senior Vice President of the Company, UE, Ameren Services, CILCORP, CILCO and IP, Executive Vice President and Chief Operating Officer of Ameren and President of AER. Mr. Voss began his career with UE in 1969 as an engineer and has held various positions with UE and other Ameren subsidiaries during his employment. Mr. Voss was elected Vice President of the Company in

1998. He was elected Senior Vice President of the Company, UE and Ameren Services in 1999, of AEG in 2001, of CILCORP and CILCO in 2003 and of IP in September 2004. Mr. Voss was elected President of AER in October 2003. He was elected Executive Vice President and Chief Operating Officer of Ameren effective January 1, 2005. Director of the Company since 2001. Other directorships: UE (since 2001); CILCORP (since 2003); CILCO (since 2003); AEG (since 2003); IP (since 2004). Age: 58.

DAVID A. WHITELEY

Senior Vice President of the Company, UE, AEG, Ameren Services, CILCORP, CILCO and IP. Mr. Whiteley began his career with UE in 1978 as an engineer and in 1993 was named manager of transmission planning and later manager of electrical engineering and transmission planning. In 2000, Mr. Whiteley was elected Vice President of Ameren Services responsible for engineering and construction and later energy delivery technical services. He was elected to his present position at the Company, UE, AEG and Ameren Services in 2001, at CILCORP and CILCO in 2003, and at IP in September 2004. Director of the Company since 2003. Other directorships: UE (since 2003); CILCORP (since 2003); IP (since 2004); CILCO (since 2005). Age: 49.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE DIRECTOR NOMINEES.

Board Structure, Director Compensation and Corporate Governance

Board Structure

Board and Committee Meetings and Annual Meeting Attendance – During 2005, the Board of Directors met or acted by unanimous written consent without a meeting seven times. All directors attended or participated in more than 75 percent of the aggregate number of meetings of the Board and the Board Committees of which they were members.

The Company has adopted a policy to encourage Board members to attend the annual meeting of shareholders. At the 2005 annual meeting, all then incumbent directors were in attendance.

Age Policy – Directors who attain age 72 prior to the date of an annual meeting cannot be designated as a nominee for election at that annual meeting. In addition, the eligibility of former employees for service as a director, except for an employee who has been elected Chief Executive Officer of Ameren, UE or CIPS, is limited to the date upon which they retire, resign or otherwise sever active employment with the respective company.

Board Committees – The Board of Directors has a standing Executive Committee and utilizes the Audit Committee, Human Resources Committee, and Nominating and Corporate Governance Committee of Ameren’s Board of Directors. Each of the members of Ameren’s Audit Committee, Human Resources Committee, and Nominating and Corporate Governance Committee is “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and Ameren’s Policy Regarding Nominations of Directors.

Executive Committee – The Executive Committee has such duties as may be delegated to it from time to time by the Board and has authority to act on most matters concerning management of the Company’s business during intervals between Board meetings. The Executive Committee did not meet or act by unanimous written consent without a meeting in 2005. The present members of this committee are Messrs. Baxter, Rainwater and Sullivan.

Ameren’s Audit Committee – The general functions of Ameren’s Audit Committee include: (1) reviewing with management the design and effectiveness of the system of financial reporting internal controls of Ameren and its subsidiaries, including the Company; (2) reviewing the scope and results of the annual examination and other services performed by the independent auditors; (3) reviewing and discussing with management and the independent auditors the annual audited financial statements and the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Ameren and its subsidiaries, including the Company, and recommending to the Board the inclusion of such financial statements in the Company’s Annual Report on SEC Form 10-K (see “Audit Committee Report” below); (4) reviewing and discussing with management and the independent auditors the quarterly financial statements of Ameren and its subsidiaries, including the Company and the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and authorizing the inclusion of such financial statements in the Company’s Quarterly Reports on SEC Form 10-Q; (5) appointing, compensating, evaluating and overseeing of the independent auditors and pre-approving fees related to audit and other services they perform; (6) reviewing the scope of audits and the annual budget of the internal auditors; (7) reviewing the appointment of the internal audit manager or approving the retention of any third party provider of internal audit services; (8) reviewing the performance of the internal audit function and ensuring that an internal audit function is maintained; and (9) taking other actions as required by the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. Ameren’s Audit Committee has established a system to enable employees to communicate directly with the members of the Committee about deficiencies in the accounting, internal controls and financial reporting practices of Ameren and its subsidiaries, including the Company. Ameren’s Audit Committee held 12 meetings in 2005. Douglas R. Oberhelman serves as Chairman of the Committee and Susan S. Elliott, Richard A. Liddy and Richard A. Lumpkin serve as members. Ameren’s Board of Directors has determined that each of the members of the Audit Committee is qualified to serve on the Audit Committee in accordance with the criteria specified in rules issued by the SEC and the NYSE. Ameren’s Board of Directors has determined that Douglas R. Oberhelman qualifies as an “audit committee financial expert” as that term is defined by SEC rules.

Ameren’s Human Resources Committee – The general functions of Ameren’s Human Resources Committee include: (1) reviewing and approving corporate goals and objectives relevant to compensation of Chief Executive Officers and Presidents of Ameren and its subsidiaries, including the Company, evaluating performance and compensation of these officers in light of such goals and objectives and establishing compensation levels for these officers; (2) overseeing the evaluation of other executive officers of Ameren and its subsidiaries, including the Company, and approving the general compensation program and salary structure of such executive officers; (3) administering and approving awards under Ameren’s incentive compensation plan; (4) reviewing and approving any executive employment agreements, severance agreements, change in control agreements and determining policy with respect to Internal Revenue Code Section 162(m); and (5) acting on important policy matters affecting personnel. Ameren’s Human Resources Committee held six meetings in 2005. Richard A. Liddy serves as Chairman of the Committee and Gordon R. Lohman, Richard A. Lumpkin, Harvey Saligman and Patrick T. Stokes serve as members. See the “Ameren Corporation Human Resources Committee Report on Executive Compensation” below.

Ameren’s Nominating and Corporate Governance Committee – Ameren’s Nominating and Corporate Governance Committee is responsible for the nomination of Company directors and Company corporate governance practices. More specifically, the Committee is responsible for: (1) adopting policies and procedures for identifying and evaluating director nominees, including nominees recommended by shareholders; (2) identifying and evaluating individuals qualified to become Board members, considering director candidates recommended by shareholders and recommending that the Board select the director nominees for the next annual meeting of shareholders; (3) reviewing the Board’s policy for director compensation and benefits; (4) establishing a process by which shareholders will be able to communicate with any non-employee Board members; and (5) developing and recommending to the Board corporate governance guidelines applicable to Ameren and its subsidiaries, including the Company. Ameren’s Nominating and Corporate Governance Committee also has oversight responsibilities with respect to Ameren’s code of business conduct (referred to as its Corporate Compliance Policy) and its Code of Ethics for Principal Executive and Senior Financial Officers which are applicable to the Company as well as Ameren. See “Corporate Governance” below. Ameren’s Nominating and Corporate Governance Committee held five meetings in 2005. Gordon R. Lohman serves as Chairman of the Committee and James C. Johnson, Harvey Saligman and Patrick T. Stokes serve as members.

Ameren’s Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with Ameren’s Policy Regarding Nominations of Directors, which can be found on the Investors’ section of Ameren’s website at http://www.ameren.com. Briefly, the Committee will consider as a candidate any director of the Company who has indicated to the Committee that he or she is willing to stand for re-election as well as any other person who is recommended by shareholders of the Company who provide the required information and certifications within the time requirements, as set forth in the Policy Regarding Nominations of Directors. The Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees. The Company does not normally pay any third party a fee to identify or evaluate or assist in identifying or evaluating potential director nominees and did not do so with regard to the nominees recommended for election in this information statement.

In considering a potential nominee for the Board, shareholders should note that in selecting candidates, Ameren’s Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of shareholders. Candidates are selected for their ability to exercise good judgment, and to provide practical insights and diverse perspectives. Although the Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process and under no circumstances will the Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors.

Ameren’s Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:

•	the highest professional and personal ethics;

•	broad experience in business, government, education or technology;

•	ability to provide insights and practical wisdom based on their experience and expertise;

•	commitment to enhancing shareholder value;

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•	compliance with legal and regulatory requirements; and

•	ability to develop a good working relationship with other Board members.

Other than the foregoing, there are no stated minimum criteria for director nominees, although Ameren’s Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders.

Director Compensation

Directors who are employees or directors of Ameren or any of its subsidiaries receive no additional compensation for their services as Company directors. All nominees for director are executive officers of Ameren or its subsidiaries.

Corporate Governance

Corporate Governance Guidelines and Policies, Committee Charters and Codes of Conduct – Ameren’s Board of Directors has adopted Corporate Governance Guidelines, a Policy Regarding Nominations of Directors, a Shareholder Communications Policy, each applicable to Ameren and certain of its subsidiaries, including the Company, and written charters for its Audit Committee, Human Resources Committee, and Nominating and Corporate Governance Committee. Ameren’s Board of Directors also has adopted a code of business conduct (referred to as its Corporate Compliance Policy) applicable to all of the directors, officers and employees of Ameren and its subsidiaries and a Code of Ethics for Principal Executive and Senior Financial Officers of all Ameren companies. These documents and other items relating to the governance of the Company can be found in the Investors’ section of Ameren’s website at http://www.ameren.com. These documents are also available in print free of charge to any shareholder who requests them from the Office of the Company’s Secretary.

Director Independence – All nominees for director of the Company’s Board are executive officers of the Company or its affiliates and therefore do not qualify as “independent” under the NYSE listing standards. As previously explained, the Company has no securities listed on the NYSE and therefore is not subject to the NYSE listing standards.

Certain Relationships and Related Transactions – During 2005, other than employment by the Company or its affiliates, the Company had no business relationships with directors and nominees for director required to be reported by SEC rules.

Certain of the Company’s directors and executive officers did have reportable family relationships in 2005. A sister of Gary L. Rainwater, Patricia A. Fuller, is employed by Ameren Services as a health and welfare consultant in its Human Resources Function, for which she received aggregate salary, bonus and other compensation of $104,436 for 2005. Wendy C. Brumitt, a daughter of Thomas R. Voss, is employed by UE as an engineer at its Callaway nuclear plant, for which she received aggregate salary, bonus and other compensation of $85,469 for 2005. Gary L. Weisenborn, a brother of Dennis W. Weisenborn, a Vice President of the Company and various affiliates, is employed by UE as a superintendent, for which he received aggregate salary, bonus and other compensation of $132,870 for 2005. Diana L. Weisenborn, the wife of Gary L. Weisenborn and sister-in-law of Dennis W. Weisenborn, is employed by Ameren Services as an executive secretary, for which she received aggregate salary, bonus and other compensation of $68,095 for 2005. Jennifer Curtis, a daughter of Craig D. Nelson, a Vice President of the Company and Ameren Services, is employed by CILCO as a supervisor for customer accounts, for which she received aggregate salary, bonus and other compensation of $75,866 for 2005. Susan M. Prebil, wife of William J. Prebil, a Vice President of the Company and various affiliates, was employed by CILCO as a settlement specialist during a portion of 2005 for which she received salary and other compensation of $4,056. In 2005, Mrs. Prebil terminated her 28 year employment with CILCO pursuant to a voluntary separation program and in that connection received aggregate compensation of $103,644.

Item (2): Other Matters

The Board of Directors does not know of any matters, other than the election of directors, which may be presented to the meeting.

SECURITY OWNERSHIP

Securities of the Company

All of the outstanding shares of the Company’s Common Stock are owned by Ameren. Of the 500,000 shares of the Company’s outstanding Cumulative Preferred Stock, no shares were owned by directors, nominees for director and executive officers of the Company as of February 1, 2006, except that Mr. Craig D. Nelson, a Vice President of the Company, owned eight shares. To the knowledge of the Company, there are no beneficial owners of 5 percent or more of the outstanding shares of the Company’s Cumulative Preferred Stock as of February 1, 2006, but no independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

Securities of Ameren

The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren Common Stock as of February 1, 2006 for (i) each director and nominee for director of the Company, (ii) the Company’s Chairman and Chief Executive Officer, and the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2005, named in the Summary Compensation Table below (collectively, the “Named Executive Officers”), and (iii) all executive officers, directors and nominees for director as a group.

Name	Number of Shares of Ameren Common Stock Beneficially Owned(1)	Percent Owned(2)
Warner L. Baxter	33,522	*
Scott A. Cisel	10,808	*
Daniel F. Cole	43,128	*
Gary L. Rainwater	79,535	*
Steven R. Sullivan	17,894	*
Thomas R. Voss	33,694	*
David A. Whiteley	17,713	*

All directors, nominees for director and executive officers as a group (9 persons)	260,661	*

*	Less than one percent

(1)	This column lists voting securities, including Ameren restricted stock held by executive officers over which the officers have voting power but no investment power. For Mr. Cole, this column also includes 16,300 shares issuable within 60 days upon the exercise of Ameren stock options. None of the other named individuals held shares issuable within 60 days upon the exercise of Ameren stock options. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.
(2)	For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 204,746,388 shares of Ameren Common Stock outstanding on February 1, 2006 and the number of shares of Ameren Common Stock that such person or group had the right to acquire on or within 60 days of February 1, 2006, including, but not limited to, upon the exercise of options.

The address of all persons listed above is c/o Central Illinois Public Service Company, 607 East Adams Street, Springfield, Illinois 62739.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10 percent of the Company’s Common Stock to file reports of their ownership in the Company’s Preferred Stock, and, in some cases, of its ultimate parent’s Common Stock, and of changes in that ownership with the SEC and the NYSE. SEC regulations also require the Company to identify in this information statement any person subject to this requirement who failed to file any such report on a timely basis. Based solely on a review of the filed reports and written representations that no other reports are required, each of the Company’s directors and executive officers complied with all such filing requirements during 2005.

EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the SEC, including this information statement, in whole or in part, the following Ameren Corporation Human Resources Committee Report on Executive Compensation shall not be deemed to be incorporated by reference into any such filings.

Ameren Corporation Human Resources Committee Report on Executive Compensation

The philosophy of the Human Resources Committee of Ameren Corporation’s Board of Directors for compensation of the executive officers of Ameren Corporation and its subsidiaries (collectively referred to in this Report as “Ameren”) is to provide a competitive total compensation program that is based on the size-adjusted median of the range of compensation paid by similar utility industry companies, adjusted for Ameren’s short- and long-term performance and the individual’s performance. The adjustment for Ameren’s performance aligns the interest of management with that of shareholders to maximize shareholder value. Accordingly, the Human Resources Committee, which is comprised entirely of independent Directors, makes annual reviews of the compensation paid to the executive officers of Ameren in order to (i) support Ameren’s overall business strategy and objectives; (ii) attract and retain key executives; (iii) link compensation with business objectives and Ameren’s performance; and (iv) provide competitive compensation opportunities. The Human Resources Committee retains an executive compensation consultant who provides market information on executive compensation. The executive compensation consultant was engaged by and reports to the Human Resources Committee. In reviewing and approving compensation actions for Chief Executive Officer Rainwater and the other executive officers, the Human Resources Committee evaluated Ameren’s performance in 2005 versus financial and non-financial goals, as described in this Report. The Human Resources Committee’s compensation decisions with respect to the five highest paid officers of Ameren are subject to approval by Ameren Corporation’s Board of Directors. Following the annual reviews, the Human Resources Committee authorizes appropriate changes to the three basic variable components of the executive compensation program, which are:

•	Base salary,

•	A performance-based short-term incentive plan, and

•	A performance-based long-term incentive plan.

First, in evaluating and setting base salaries for executive officers, including the Chief Executive Officer of Ameren, the Human Resources Committee considers: individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities, including the degree of competence and initiative exhibited; relative contribution to the results of operations; the effect of economic changes on salary structure; and comparisons with compensation paid by similar utility industry companies. The Human Resources Committee has not found it practicable to, and has not attempted to assign relative weights to the specific factors considered in determining the Chief Executive Officer’s and other executive officers’ compensation. During 2005, Mr. Gary L. Rainwater served as Chief Executive Officer of Ameren Corporation and its principal subsidiaries, Union Electric Company, Central Illinois Public Service Company, CILCORP Inc., Central Illinois Light Company and Illinois Power Company. The annual base salaries of all the officers listed in the Summary Compensation Table of this proxy statement were fixed for 2005 as disclosed in that Table.

The second component of the executive compensation program is a performance-based Executive Incentive Compensation Plan (the “Short-Term Incentive Plan”) established by the Ameren

Corporation Board of Directors, which provides specific, direct relationships between corporate results and Short-Term Incentive Plan compensation. For 2005, Ameren consolidated year-end earnings per share (EPS) target levels were set by the Human Resources Committee. There were three EPS performance levels established for 2005. “Threshold” is the minimum EPS performance level that incentives or bonuses will be funded; “Target” is the goal or desired level of EPS performance; and “Maximum” is the highest level of incentive funding based on exceptional EPS performance. If EPS reaches at least the Threshold target level, the Human Resources Committee authorizes cash incentive payments with respect to the EPS performance level within prescribed ranges based on individual performance and degree of responsibility. If EPS fails to reach the Threshold target level, no payments are made. Under the Short-Term Incentive Plan for 2005, the incentive payment to the Chief Executive Officer of Ameren could have ranged from 0 to 127.5 percent of base salary. For 2005, the actual cash incentive payment to Chief Executive Officer Rainwater was 123.25 percent of base salary. This reflects a level of achievement exceeding the Target but short of the Maximum level in 2005 EPS. The Summary Compensation Table lists the Short-Term Incentive Plan cash bonus awards for 2005 (which were paid in 2006) for each executive listed.

The third component of the 2005 executive compensation program is the Long-Term Incentive Plan of 1998 (the “Long-Term Incentive Plan”), which also ties compensation to performance. The Long-Term Incentive Plan was approved by Ameren Corporation shareholders at its 1998 annual meeting and provides for the grant of options, restricted stock, performance awards, stock appreciation rights and other awards. The Human Resources Committee determines who participates in the Long-Term Incentive Plan and the number and types of awards to be made. It also sets the terms, conditions, performance requirements and limitations applicable to each award under the Long-Term Incentive Plan. Since 2001, awards have been exclusively in the form of restricted stock which has the potential to vest over a seven-year period from the date of grant (approximately one-seventh on each anniversary date) based upon the achievement of certain Ameren EPS performance levels (which correspond to the levels established for the Short-Term Incentive Plan) and prior to February 2006, upon the officer’s achievement of required stock ownership levels based on position and salary. There will be no annual vesting if the EPS performance does not reach a minimum level that is established annually over the seven-year vesting period. The vesting period is reduced from seven years to three years if Ameren’s EPS achieves a prescribed growth rate over the three-year period. In February 2006, the Human Resources Committee recommended and the Board of Directors approved the elimination of the stock ownership requirement as a condition to vesting in the restricted stock awards granted under the Long-Term Incentive Plan to facilitate the transition from that plan to the new 2006 Omnibus Incentive Compensation Plan currently proposed for shareholder approval. Executive officers cannot receive more than the original restricted stock grants plus dividend appreciation on shares granted under the Long-Term Incentive Plan.

In 2005, Chief Executive Officer Rainwater was granted a performance-based restricted stock award of 13,279 shares of Ameren Common Stock valued at $680,018 (85 percent of Chief Executive Officer Rainwater’s 2005 base salary) based on the closing market price of $51.21 per share on February 11, 2005, the date the restricted stock was awarded. The Summary Compensation Table lists the restricted stock awards made during 2005 for each executive listed based on performance for 2004.

Chief Executive Officer Rainwater’s proposed compensation is presented, reviewed and analyzed in the context of all of the components of his total compensation over the course of at least two meetings, generally beginning with the last Human Resources Committee meeting of the year preceding any base salary adjustment and award under either the Short-Term Incentive Plan or the Long-Term Incentive Plan and ending with the first meeting of the Human Resources Committee of the year in which any such adjustment or award is made. In the interim, members of the Human Resources Committee have time to ask for additional information and to raise and discuss further questions.

In determining the 2005 compensation of Chief Executive Officer Rainwater, as well as compensation for the other executive officers, including salary, bonus, long-term incentive compensation, perquisites and other benefits, including potential payouts upon a change in control, the Human Resources Committee considered and applied the factors discussed above. Based upon its review of Ameren’s executive compensation program and the advice and guidance that the Human Resources Committee has received from its executive compensation consultant, the Human Resources Committee believes that the long-term incentive component of the Company’s executive compensation program was below the size-adjusted market median.

The Board of Directors, acting on the recommendation of the Human Resources Committee, unanimously approved a new incentive compensation plan with both short-term and long-term incentive components, subject to shareholder approval. This new plan, the 2006 Omnibus Incentive Compensation Plan, attached to Ameren’s 2006 proxy statement as Appendix B and described in Item 2 of Ameren’s 2006 proxy statement, will provide a basis for future equity compensation awards designed to be competitive with similar utility industry companies that are competitors for executive talent and to focus on both short- and long-term performance as measured by financial results and value creation for shareholders. Performance measures under the Plan are designed to support the Company’s business strategies. Beginning in 2006, the Human Resources Committee expects to make greater use of performance share units in delivering annual long-term awards. These awards also support the stock ownership guideline applicable to the Company’s officers. The ownership guideline for the Chief Executive Officer is five times annual base salary; other officers have stock ownership guidelines ranging from two to four times annual base salary.

Human Resources Committee:

Richard A. Liddy, Chairman

Gordon R. Lohman

Richard A. Lumpkin

Harvey Saligman

Patrick T. Stokes

Ameren Human Resources Committee Interlocks and Insider Participation

The current members of the Human Resources Committee of the Ameren Board of Directors which performed committee functions for the Company for 2005, Messrs. Liddy, Lohman, Lumpkin, Saligman and Stokes, were not at any time during 2005 or at any other time an officer or employee of Ameren or the Company, and no member had any relationship with Ameren or the Company requiring disclosure under applicable SEC rules. No executive officer of Ameren or the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of Ameren’s or the Company’s Board of Directors or Ameren’s Human Resources Committee during 2005.

Compensation Tables

The following tables set forth compensation information, for the periods indicated, for the Company’s Named Executive Officers for services rendered in all capacities to the Company and its affiliates. No options were granted in fiscal year 2005 to any Named Executive Officer.

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation ($)(5)
Name and Principal Position(1)		Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)(4)	Securities Underlying Options (#)
G. L. Rainwater	2005	800,000	986,000	-	680,018	-	70,085
Chairman and	2004	650,000	507,000	-	552,512	-	52,885
Chief Executive Officer, CIPS, CILCO and IP; Chairman, Chief Executive Officer and President, Ameren, UE, CILCORP and Ameren Services	2003	500,000	397,500	-	374,987	-	44,861

W. L. Baxter	2005	470,000	408,900	-	352,478	-	19,389
Executive Vice President	2004	420,000	273,000	-	315,019	-	19,310
and Chief Financial Officer, CIPS, Ameren, UE, Ameren Services, AEG, CILCORP, CILCO and IP	2003	340,834	287,340	-	191,984	-	18,525

T. R. Voss	2005	400,000	348,000	-	299,988	-	34,885
Senior Vice President,	2004	310,000	201,500	-	186,009	-	28,849
CIPS, Ameren Services, UE, CILCORP, CILCO and IP; Executive Vice President and Chief Operating Officer, Ameren; President, AER	2003	270,417	202,900	-	156,019	-	26,883

S. R. Sullivan	2005	350,000	304,500	-	210,012	-	23,085
Senior Vice President,	2004	290,000	150,800	-	174,007	-	18,723
General Counsel and Secretary, CIPS, Ameren, UE, Ameren Services, AER, AEG, AE, CILCORP, CILCO and IP	2003	254,771	155,760	-	98,198	-	18,466

D. F. Cole	2005	300,000	212,070	-	180,003	-	22,970
Senior Vice President,	2004	292,000	148,050	-	175,212	-	20,756
CIPS, UE, Ameren Services, CILCORP, CILCO and IP	2003	280,000	176,970	-	167,981	-	19,601

(1)	Includes compensation received as an officer of the Company and its affiliates.
(2)	Amounts for each fiscal year represent bonus compensation earned for that year payable in the subsequent year.
(3)	The amounts for the value of perquisites and other personal benefits are not disclosed in accordance with SEC rules, because they do not exceed the lesser of $50,000 or 10% of any Named Executive Officer’s total annual salary and bonus.
(4)

Restricted Stock Awards relate to Ameren Common Stock. This column is based on the closing market price of Ameren Common Stock on the date the restricted stock was awarded (for 2005, $51.21 per share on February 11, 2005; for 2004, $46.34 per share on February 13, 2004; and for 2003, $39.74 per share on February 14, 2003). The aggregate number of restricted shares of Ameren Common Stock held at December 31, 2005 and the value of such holdings, based on the number of restricted shares for which restrictions have not lapsed times the closing market price at December 30, 2005 ($51.24 per share), was 57,314 shares and $2,936,769 for Mr. Rainwater; 28,339 shares and $1,452,090 for Mr. Baxter; 16,646 shares and $852,941 for Mr. Voss; 17,247 shares and $883,736 for Mr. Sullivan; and 14,256 shares and $730,477 for Mr. Cole. Restricted shares have the potential to vest over a seven-year period from date of grant (approximately

Footnotes to Summary Compensation Table (Cont.)

one-seventh on each anniversary date) based upon the achievement of certain Ameren EPS performance levels. The vesting period is reduced from seven years to three years if Ameren’s ongoing EPS achieve a prescribed growth rate over the three-year period. In February 2006, Ameren’s Board of Directors approved the elimination of stock ownership requirements as a condition to vesting in restricted shares to facilitate the transition from Ameren’s Long-Term Incentive Plan of 1998, pursuant to which the restricted shares were awarded, to the new 2006 Omnibus Incentive Compensation Plan proposed for shareholder approval at Ameren’s 2006 annual meeting of shareholders. Upon the occurrence of a “change in control” as defined in Ameren’s Long-Term Incentive Plan of 1998, all restrictions and vesting requirements with respect to the restricted stock terminate. Dividends paid on restricted shares are reinvested in additional shares of Ameren Common Stock, which vest concurrently with the restricted shares. The Named Executive Officers are entitled to voting privileges associated with the restricted shares to the extent the restricted shares have not been forfeited.

(5)	Amounts include the following matching contributions to Ameren’s 401(k) plan, the dollar value of insurance premiums paid by Ameren with respect to term life insurance and above-market earnings on deferred compensation. See “Arrangements with Named Executive Officers – Deferred Compensation Plans” below.

Name	Year	Matching 401(k) Plan Contributions($)	Executive Term Life Insurance Premiums($)	Above Market Earnings on Deferred Compensation($)
G. L. Rainwater	2005 2004 2003	9,600 9,851 9,047	14,842 11,122 7,792	45,643 31,912 28,022

W. L. Baxter	2005 2004 2003	8,422 10,480 9,619	2,109 1,688 1,285	8,858 7,142 7,621

T. R. Voss	2005 2004 2003	9,450 9,358 8,366	6,865 4,832 3,722	18,570 14,659 14,795

S. R. Sullivan	2005 2004 2003	7,379 6,808 7,406	1,796 1,355 1,031	13,910 10,560 10,029

D. F. Cole	2005 2004 2003	9,450 9,788 9,060	2,926 2,584 2,315	10,594 8,384 8,226

AGGREGATED OPTION EXERCISES IN 2005

AND YEAR-END VALUES(1)

	Shares Acquired on Exercise(#)	Value Realized ($)	Unexercised Options at Year End(#)		Value of In-the-Money Options at Year End($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

G. L. Rainwater	8,150	163,448	- 0 -	- 0 -	- 0 -	- 0 -

W. L. Baxter	3.525	72,897	- 0 -	- 0 -	- 0 -	- 0 -

T. R. Voss	16,300	337,084	- 0 -	- 0 -	- 0 -	- 0 -

S. R. Sullivan	3,525	70,606	- 0 -	- 0 -	- 0 -	- 0 -

D. F. Cole	30,350	541,235	16,300	- 0 -	329,912	- 0 -

(1)	No options were granted in 2005.
(2)	These columns represent the excess of the closing price of Ameren’s Common Stock of $51.24 per share, as of December 30, 2005, above the exercise price of the options, all of which were granted pursuant to Ameren’s Long-Term Incentive Plan of 1998. The amounts under the Exercisable column report the “value” of options that are vested and therefore could be exercised. The Unexercisable column reports the “value” of options that are not vested and therefore could not be exercised as of December 31, 2005. There is no guarantee that, if and when these options are exercised, they will have this value. Upon the occurrence of a “change in control” as defined in Ameren’s Long-Term Incentive Plan of 1998, all options become vested and immediately exercisable. Except for Mr. Cole, none of the Named Executive Officers hold any options (exercisable or unexercisable) to purchase shares of Ameren’s Common Stock.

Ameren Retirement Plan

Most salaried employees of Ameren and its subsidiaries earn benefits in the Cash Balance account under the Ameren Retirement Plan immediately upon employment. Benefits generally become vested after five years of service. On an annual basis a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings include base pay, overtime and annual bonuses, which are equivalent to amounts shown as “Annual Compensation” in the Summary Compensation Table. The applicable percentage is based on the participant’s age as of December 31 of that year. If the participant was an employee prior to July 1, 1998, an additional transition credit percentage is credited to the participant’s account through 2007 (or an earlier date if the participant had less than 10 years of service on December 31, 1998).

Participant’s Age on December 31	Regular Credit for Pensionable Earnings*	Transition Credit Pensionable Earnings	Total Credits

Less than 30	3%	1%	4%

30 to 34	4%	1%	5%

35 to 39	4%	2%	6%

40 to 44	5%	3%	8%

45 to 49	6%	4.5%	10.5%

50 to 54	7%	4%	11%

55 and over	8%	3%	11%

*	An additional regular credit of 3% is received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury Bills for the previous October, plus one percent. The minimum interest credit is five percent. In addition, certain annuity benefits earned by participants under prior plans as of December 31, 1997 were converted to additional credit balances under the Ameren Retirement Plan as of January 1, 1998. Effective January 1, 2001, an Enhancement Account was added that provides a $500 additional credit at the end of each year. When a participant terminates employment, the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution.

In certain cases pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the Internal Revenue Code. A Supplemental Retirement Plan is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such Code limitations were not in effect and the reduced benefit payable as a result of such Code limitations. The Supplemental Retirement Plan is unfunded and is not a qualified plan under the Internal Revenue Code.

The following table shows the estimated annual retirement benefits, including supplemental benefits described in the preceding paragraph, which would be payable to each Named Executive Officer listed as a single life annuity if he were to retire at age 65. These estimates were derived on the basis of the following assumptions: base salary will increase by six percent per year and each Named Executive Officer will receive an annual bonus equal to his average bonus over the last five years. There is no offset under either the Retirement Plan or the Supplemental Retirement Plan for Social Security benefits or other offset amounts.

Name	Year of 65th Birthday	Estimated Annual Benefit
G. L. Rainwater	2011	$236,000

W. L. Baxter	2026	342,000

T. R. Voss	2012	161,000

S. R. Sullivan	2025	261,000

D. F. Cole	2018	180,000

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Change of Control Severance Plan

In February 2006, Ameren’s Board of Directors approved an Amended and Restated Change of Control Severance Plan (the “Change of Control Plan”), the entire text of which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K dated February 16, 2006. Under the Change of Control Plan, designated officers of Ameren and its subsidiaries, including the Named Executive Officers, are entitled to receive severance benefits if their employment is terminated without Cause (as defined in the Change of Control Plan) or by the executive for Good Reason (as defined in the Change of Control Plan) within two years after a “change of control”. A change of control occurs, in general, if (i) any individual, entity or group acquires 20 percent or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren; (ii) individuals who, as of the effective date of the Change of Control Plan, constitute the Board of Directors of Ameren, or who have been approved by a majority of the Board who were in office prior to the change, cease for any reason to constitute a majority of the Board; (iii) Ameren enters into certain business combinations, unless certain requirements are met regarding continuing ownership of the outstanding Common Stock and voting securities of Ameren and the membership of its Board of Directors; or (iv) approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

Severance benefits are based upon a severance period of two or three years, depending on the officer’s position. An officer entitled to severance will receive a cash lump sum equal to the following: (a) salary and unpaid vacation pay through the date of termination; (b) a pro rata bonus for the year of termination, and base salary and bonus for the severance period; (c) continued employee welfare benefits for the severance period; (d) a cash payment equal to the actuarial value of the additional benefits the officer would have received under Ameren’s qualified and supplemental retirement plans if employed for the severance period; (e) up to $30,000 for the cost of outplacement services; and (f) reimbursement for any excise tax imposed on such benefits as excess payments under the Internal Revenue Code.

In addition to the foregoing severance benefits, the Long-Term Incentive Plan of 1998, certain Ameren deferred compensation plans and awards granted pursuant to Ameren’s 2006 Omnibus Incentive Compensation Plan include provisions providing certain protections to the officers of Ameren and its subsidiaries, including the Company, upon the occurrence of a change of control, as defined in the related plan or in the award issued pursuant to such plan. The protections include immediate vesting of certain awards and benefits and elimination of restrictions of restricted stock awards.

Ameren’s Board of Directors may amend or terminate the Change of Control Plan at anytime, including designating any other event as a “change of control,” provided that the Change of Control Plan may not be amended or terminated (i) following a “change of control,” (ii) at the request of a third party who has taken steps reasonably calculated to effect a “change of control” or (iii) otherwise in connection with or in anticipation of a “change of control” in any manner that could adversely affect the rights of any officer covered by the Change of Control Plan.

Deferred Compensation Plans

Under Ameren’s Deferred Compensation Plan and its Executive Incentive Compensation Program Elective Deferral Provisions, executive officers and certain key employees, including the Named Executive Officers, may choose to defer up to 30 percent of their salary and either 25, 50, 75 or 100 percent of their bonus. All of the Named Executive Officers have deferred amounts under one or both of the plans. The minimum amount of salary that can be deferred in any calendar year is $3,500 and the minimum amount of bonus that can be annually deferred is $2,000. Deferred amounts under both plans earn interest at 150 percent of the average Mergent’s Seasoned AAA Corporate Bond Yield Index (“Mergent’s Index,” formerly called Moody’s Index) until the participant retires or attains 65 years of age. After the participant retires, attains 65 years of age or dies, the deferred amounts under the plans earn the average Mergent’s Index rate. For 2005, the average Mergent’s Index rate was 5.63 percent, 150 percent of which was 8.46 percent. In 2005, the Named Executive Officers earned the following interest on their deferred amounts: G. L. Rainwater, $140,429; W. L. Baxter, $27,235; T. R. Voss, $57,104; S. R. Sullivan, $42,780; and D. F. Cole, $32,575. A participant may choose to receive the deferred amounts at retirement in a lump sum payment or in installments over a set period, up to 15 years with respect to deferred salary and up to 10 years with respect to deferred bonus. In the event a participant terminates employment with Ameren prior to attaining retirement age and after the occurrence of a change in control (as defined in such plans), the balance in such participant’s deferral account, including interest payable at 150 percent of the average Mergent’s Index rate, is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the SEC, including this information statement, in whole or in part, the following Audit Committee Report shall not be deemed to be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

The Audit Committee of Ameren Corporation reviews Central Illinois Public Service Company’s financial reporting process on behalf of Central Illinois Public Service Company’s Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements of Central Illinois Public Service Company to be included in the 2005 Annual Report on SEC Form 10-K with Central Illinois Public Service Company’s management and the independent auditors. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Central Illinois Public Service Company is a “non-accelerated filer” with respect to the reporting requirements of the Securities Exchange Act of 1934 and therefore, was not required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC regulations as to management’s assessment of internal controls over financial reporting for the 2005 fiscal year.

The Audit Committee has discussed with the independent auditors, the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”), including Statement of Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors, the auditors’ independence with respect to Central Illinois Public Service Company and its management, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, received from the independent auditors. To ensure the independence of the auditors, Ameren Corporation has instituted monitoring processes at both the internal management level and the Audit Committee level. At the management level, a vice president and the corporate controller are required to review and pre-approve all engagements of the independent auditors for any category of services, subject to the pre-approval of the Audit Committee described below. In addition, the corporate controller is required to provide to the Audit Committee at each of its meetings (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q) a written description of all services to be performed by the independent auditors and the corresponding estimated fees. The monitoring process at the Audit Committee level includes a requirement that the Committee pre-approve the use of the independent auditors to perform any category of services. At each Audit Committee meeting (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q), the Committee receives separate reports from the independent auditors and the corporate controller concerning audit fees and fees paid to the independent auditors for all other services rendered, with a description of the services performed. The Audit Committee has considered whether the independent auditors’ provision of the services covered under the captions “Independent Auditors – Audit-Related Fees”, “– Tax Fees” and “– All Other Fees” in this information statement is compatible with maintaining the auditors’ independence and has concluded that the auditors’ independence has not been impaired by their engagement to perform these services.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Boards of Directors of Ameren Corporation and Central Illinois Public Service Company that Central Illinois Public Service Company’s audited financial statements be included in Central Illinois Public Service Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee:

Douglas R. Oberhelman, Chairman

Susan S. Elliott

Richard A. Liddy

Richard A. Lumpkin

INDEPENDENT AUDITORS

Fiscal Year 2005

PricewaterhouseCoopers LLP (“PwC”) served as the independent auditors for Ameren and its subsidiaries in 2005. PwC is an independent registered public accounting firm with the PCAOB. Representatives of the firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Fees For Fiscal Years 2005 and 2004

Audit Fees:

The aggregate fees for professional services rendered by PwC for (i) the audits of the consolidated annual financial statements of Ameren included in Ameren’s 2005 Summary Annual Report to Shareholders and in Ameren’s 2005 combined Form 10-K and the annual financial statements of its subsidiaries included in Ameren’s 2005 combined Form 10-K; (ii) the audit of Ameren’s internal control over financial reporting and management’s assessment of the effectiveness of such controls; (iii) the reviews of the quarterly financial statements included in the combined Forms 10-Q of Ameren and its subsidiaries for the 2005 fiscal year; and (iv) for services provided in connection with debt and equity offerings, were $1,880,195.

Fees billed by PwC for audit services rendered to Ameren and its subsidiaries during the 2004 fiscal year totaled $1,854,200.

Audit-Related Fees:

The aggregate fees for audit-related services rendered by PwC to Ameren and its subsidiaries during the 2005 fiscal year totaled $900,097. Such services consisted of: (i) risks and controls assessments – $283,730; (ii) due diligence services – $266,967; (iii) employee benefit plan audits – $185,500; (iv) certain accounting and reporting consultations – $93,050; (v) Illinois required audits – $42,500; (vi) IP acquisition assistance – $13,950; (vii) agreed-upon procedures related to debt agreement compliance – $9,900; and (viii) stock transfer/registrar review – $4,500.

Fees billed by PwC for audit-related services rendered to Ameren and its subsidiaries during the 2004 fiscal year totaled $510,350.

Tax Fees:

PwC rendered no tax services to Ameren and its subsidiaries during the 2005 and 2004 fiscal years.

All Other Fees:

The aggregate fees billed to Ameren by PwC during the 2005 fiscal year for all other services rendered to Ameren and its subsidiaries totaled $28,000. Such services consisted of (i) a utilities training course provided to accounting and financial reporting personnel – $14,000; (ii) accounting and reporting reference software and a benchmarking tool – $8,000; and (iii) income tax return preparation for an expatriate employee of Ameren – $6,000.

Fees billed by PwC for all other services rendered to Ameren and its subsidiaries during the 2004 fiscal year totaled $94,685.

Fiscal Year 2006

Ameren’s Audit Committee has appointed PwC as independent auditors for Ameren and its subsidiaries, including CIPS, for the fiscal year ending December 31, 2006. Ameren is asking its shareholders to ratify this appointment at its 2006 annual meeting.

Policy Regarding the Approval of Independent Auditors Provision of Audit and Non-Audit Services

The Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors to Ameren and its subsidiaries. This policy and the procedure by which it is implemented is included in the “Audit Committee Report” above. The Audit Committee pre-approved under that policy 100 percent of the fees for services covered under the captions “Audit Fees,” “Audit-Related Fees” and “All Other Fees” for fiscal years 2004 and 2005.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended for inclusion in the information statement material for the Company’s 2007 annual meeting of shareholders must be received by the Secretary of the Company on or before November 15, 2006. We expect that the 2007 annual meeting of shareholders will be held on April 24, 2007.

In addition, under the Company’s By-Laws, shareholders who intend to submit a proposal in person at an annual meeting, or who intend to nominate a director at an annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than 60 or earlier than 90 days prior to the anniversary of the previous year’s annual meeting. The specific procedures to be used by shareholders to recommend nominees for director are set forth in Ameren’s Policy Regarding Nominations of Directors, which can be found on Ameren’s website at http://www.ameren.com. A copy of the Company’s By-Laws can be obtained by written request to the Secretary of the Company.

FORM 10-K

A copy of the Company’s 2005 Annual Report to the Securities and Exchange Commission on Form 10-K, including the Company’s financial statements for the year ended December 31, 2005, is being furnished with this information statement. The 2005 Form 10-K is also available on Ameren’s website at http://www.ameren.com. If requested, the Company will provide you copies of any exhibits to the 2005 Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2005 Form 10-K by writing to the Office of the Secretary, Central Illinois Public Service Company, P.O. Box 66149, St. Louis, Missouri 63166-6149.

FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE INVESTORS’ SECTION OF AMEREN’S HOME PAGE ON THE INTERNET – HTTP://WWW.AMEREN.COM. INFORMATION CONTAINED ON AMEREN’S WEBSITE IS NOT INCORPORATED INTO THIS INFORMATION STATEMENT OR OTHER SECURITIES FILINGS.